EXHIBIT 3.2






                               KAMAN CORPORATION
                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE I
                                    Offices

         1. The principal office of this corporation shall be at such place in the Town of Bloomfield in the State of Connecticut as the Board of Directors of the corporation (the "Board of Directors" or the "Board") shall from time to time designate. The corporation may have such other offices within or without the State of Connecticut as the Board of Directors may from time to time determine.

                                  ARTICLE II
                            Meetings of Stockholders

         1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office or place of business of the corporation, or at such place within or without the State of Connecticut as from time to time may be designated by resolution of the Board of Directors.

         2. ANNUAL MEETINGS. The annual meetings of the stockholders shall be held on such day, other than a legal holiday, in the month of March or April of each year and at such time and place as may be designated by the Board of Directors. The purpose of such meeting shall be the election of directors by ballot and the transaction of such other business as may properly come before such meeting. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these by-laws or otherwise lawfully held.

         3. NOTICE OF ANNUAL MEETING. A notice setting out the day, hour and place of such annual meeting shall be mailed, postage prepaid, to each stockholder of record at the stockholder's address as the same appears on the stock transfer and registration records of the corporation or its agent, or if no such address appears, at the stockholder's last known address, not less than ten (10) days nor more than sixty (60) days before such annual meeting. Such notice shall also state any proposed amendment or repeal of these by-laws and any other proposed matter other than the election of directors which, under the Connecticut Business Corporation Act ("CBCA"), expressly requires the vote of stockholders.

         4. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or by majority vote of the Board of Directors. A special meeting of the stockholders shall be called by the President upon the written request of one (l) or more stockholders holding in the aggregate at least thirty-five percent (35%) of the total number of shares entitled to vote on any issue proposed to be considered at such meeting upon their delivery to the Secretary of one (l) or more written demands for the special meeting describing the purpose or purposes for which it is to be held. The Secretary shall mail a notice of such meeting to each stockholder of record not less than ten (10) days nor more than sixty (60) days before such meeting, and such notice shall state the day, hour and place of such meeting and the purpose thereof.

         5. ADJOURNMENT OF STOCKHOLDERS' MEETING. If an annual or special stockholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under Section 33-701 of the CBCA, however, notice of the adjourned meeting must be given under these by-laws to persons who are stockholders as of the new record date.

         6. WAIVER OF NOTICE. (a) A stockholder may waive any notice required by the CBCA, the certificate of incorporation of the corporation (the "Certificate of Incorporation") or these by-laws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the stockholder entitled to notice and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

               (b) A stockholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         7. STOCKHOLDER ACTION WITHOUT MEETING. (a) Any action which, under the provisions of the CBCA, may be taken at a meeting of stockholders may be taken without a meeting by one or more consents in writing, setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys. The Secretary shall file such consent or consents, or certify the tabulation of such consents and file such certificate, with the minutes of the meetings of the stockholders. Any consent or consents that become effective as provided herein shall have the same force and effect as a vote of stockholders at a meeting duly held.

               (b) If not otherwise fixed under Section 33-697 of the CBCA or in accordance with Section 12 of this Article II, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent under subsection (a) of this section. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest date appearing on a consent delivered to the corporation in the manner required by this section, written consents signed by all other stockholders entitled to vote on the matter are received by the corporation. A written consent may be revoked by a writing to that effect, provided such revocation shall not be effective if it is received by the corporation after the corporation has received a sufficient number of unrevoked written consents to take such corporate action from all other stockholders entitled to vote on such action.

         8. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the CBCA or the Certificate of Incorporation otherwise provides, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

         9. PROXIES. (a) A stockholder may vote each stockholder's shares in person or by proxy.

               (b) A stockholder may appoint a proxy to vote or otherwise act for such stockholder by signing an appointment form, either personally or by such stockholder's attorney-in-fact.

               (c) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. A photographic or similar reproduction of an appointment, or a telegram, cablegram, facsimile transmission, wireless or similar transmission of an appointment, received by such person shall be sufficient to effect such appointment. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.

               (d) An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the corporation who extended it credit under the terms requiring the appointment; (iv) an employee of the corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under Section 33-716 of the CBCA.

               (e) The death or incapacity of the stockholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other office or agent authorized to tabulate votes before the proxy exercises authority under the appointment.

               (f) An appointment made irrevocable under subsection (d) of this
Section 9 is revoked when the interest with which it is coupled is extinguished.

               (g) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if such transferee did not know of its existence when such transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. The Secretary or other officer or agent authorized to tabulate votes may require such transferee to represent such transferee's lack of knowledge of such irrevocable appointment and may rely on such representation.

               (h) Subject to Section 33-708 of the CBCA and to any express limitation on the proxy's authority appearing on the face of the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the stockholder making the appointment.

         10. NUMBER OF VOTES OF EACH STOCKHOLDER. Except as otherwise provided in the Certificate of Incorporation, each stockholder, whether represented in person or by proxy, shall be entitled to one (l) vote for each share of stock standing in such stockholder's name on the books of the corporation on the record date.

         11. VOTING. In the election of directors and in voting on any question on which a vote by ballot is required by law or is demanded by any stockholder, the voting shall be by ballot; on all other questions it may be viva voce.

         12. RECORD DATE. For the purpose of determining which stockholders are entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or which stockholders are entitled to receive payment of any dividend or for any other proper purpose, the Board of Directors, and in the absence of its action the Secretary of the corporation or any other person lawfully acting, shall set a record date which shall not be any earlier than the date on which the Board of Directors, the Secretary or such other authorized party acts to set such record date and no more than seventy (70) nor less than ten (10) days before the particular event requiring such determination of stockholders is to occur.

         13. ADVANCE NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETINGS OF STOCKHOLDERS. To be properly brought before the annual or any special meeting of the stockholders, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) solely in the case of the annual meeting, otherwise properly brought before the meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to notice of and to vote at an annual meeting and (ii) who complies with the advance notice procedures set forth in this Section 13.

               In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

               To be timely, a stockholder's written notice to the Secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year's annual meeting of the stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty
(30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs.

               To be in proper written form, a stockholder's notice to the Secretary of the corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder proposing such business, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

               Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual or any special meeting of the stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any such business. The officer of the corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 13, and if such officer shall so determine, such officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

         14. ADVANCE NOTIFICATION OF NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances.

               Nominations of persons for election to the Board of Directors may be made at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the advance notice procedures set forth in this Section 14.

               In addition to any other applicable requirements, for a nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

               To be timely, a stockholder's written notice to the Secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of: (x) an annual meeting, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year's annual meeting of the stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs; and (y) a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission).

               To be in proper written form, a stockholder's notice to the Secretary of the corporation must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder proposing such nomination, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information (which may include meetings to discuss the furnished information) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

               No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 14. The officer of the corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the provisions of this Section 14, and if such officer shall also determine, such officer shall so declare to the meeting that any such defective nomination shall be disregarded.

                                  ARTICLE III
                                   Directors

         1. NUMBER, ELECTION AND TERM OF OFFICE. The property, business and affairs of the corporation shall be managed by or under the direction of a Board of Directors composed of that number of directors as shall be specified as provided in Article SEVENTH of the Certificate of Incorporation. The directors shall be divided into classes, shall be elected to staggered terms by ballot by the stockholders at their annual meeting and shall hold office all as provided by Article SEVENTH of the Certificate of Incorporation.

         2. VACANCIES. Any vacancy in the Board of Directors by reason of death, resignation or other cause may be filled as provided by Article SEVENTH of the Certificate of Incorporation.

         3. POWERS OF DIRECTORS. The directors shall have the general management and control of the property, business and affairs of this corporation and shall exercise all the powers that may be exercised or performed by this corporation under the statutes, the Certificate of Incorporation and these by-laws.

         4. PLACE OF MEETINGS. The directors may hold their meetings at such place or places within or without the State of Connecticut as the Board may from time to time determine.

         5. REGULAR MEETINGS. A meeting of the directors for the election of officers and the transaction of any other business that may come before such meeting shall be held with or without notice immediately following each annual meeting of the stockholders at the place designated therefor. Other regular meetings of the Board of Directors may be scheduled at any meeting of the Board, duly called and held, and such regular meetings may be held with or without notice.

         6. OTHER MEETINGS. Other meetings of the directors may be held whenever the President or a majority of the directors may deem it advisable, notice thereof to be mailed or given orally, by facsimile or by electronic mail to each director at least two (2) days prior to such meeting. Any such notice shall be effective in accordance with Section 603 of the CBCA.

         7. WAIVER OF NOTICE. A director may waive any notice required by the CBCA, the Certificate of Incorporation or these by-laws before or after the date and time stated in the notice. Except as provided in the next sentence of this Section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         8. DIRECTORS' CONSENT. (a) Any action required or permitted by the CBCA to be taken at a Board of Director's meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

               (b) Action taken under this Section 8 is effective when the last director signs the consent, unless the consent specifies a different effective date.

               (c) A consent signed under this Section 8 has the effect of a meeting vote and may be described as such in any document.

         9. QUORUM. A majority of the number of directors fixed from time to time by the Board of Directors pursuant to Section D of Article Seventh of the Certificate of Incorporation and Section 1 of this Article III shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but any number less than a quorum may adjourn such meeting to a specified date. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors.

         10. COMPENSATION OF DIRECTORS. Directors may receive such compensation or salary for their services as determined by resolution of the Board of Directors, including but not limited to a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board and any committee of the Board. Any director may also serve the corporation in any other capacity and receive compensation therefor.

         11. COMMITTEES. The Board of Directors may, by resolution adopted by the affirmative vote of directors constituting a majority of the entire Board of Directors, create one or more committees comprising in each case two or more directors, which committee or committees shall have and may exercise all such authority of the Board as may be delegated to it in such resolution or thereafter by similar resolution, provided, however, that a committee may not
(i) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (ii) approve or propose to stockholders action that the CBCA requires to be approved by the stockholders; (iii) fill vacancies on the Board of Directors or on any of its committees; or (iv) adopt, amend or repeal these by-laws. Any such committee shall conduct its meetings or other actions in accordance with the notice, waiver of notice, action by written consent and quorum provisions as apply to the Board of Directors under Sections 5, 6, 7, 8 and 9 of this Article III.

         12. DIRECTOR EMERITUS. The Board of Directors may, from time to time, appoint any former director of the corporation who shall have retired from the board for reasons of age, health or similar reasons, as Director Emeritus of the corporation. A Director Emeritus shall be entitled to attend such meetings of the directors and be compensated therefor as the Board may determine.

         13. VICE CHAIRMAN. The Board of Directors may, from time to time, appoint a Vice Chairman of the Board of Directors from among the then serving members of the board who, in the absence or incapacity of the Chairman, shall have the powers and responsibilities of the Chairman with respect to meetings of the Board of Directors and of the stockholders and shall also assist the Chairman with respect to meetings of the Board of Directors and of the stockholders as the Chairman may request. The position of Vice Chairman shall not be a corporate office or carry with it any of the powers or responsibilities of any corporate office of the corporation, however, the same individual may simultaneously serve as Vice Chairman and as a corporate officer of the corporation. The Vice Chairman shall serve for a term of one year and until his or her successor is duly appointed and qualified but may be removed by the Board of Directors at any time with or without cause and with or without notice or hearing. The Vice Chairman may be compensated for his or her services as such as the Board may determine.

         14. MANDATORY RETIREMENT AGE. The mandatory retirement age for a director shall be age seventy-two (72); provided that directors serving on November 14, 2000 shall be eligible to serve until age seventy-five (75).

         15. CHAIRMAN EMERITUS. The Board of Directors has created the honorary position of Chairman Emeritus of the corporation and has designated Charles H. Kaman the Chairman Emeritus of the Board of Directors of the corporation in appreciation of his service as Chairman of the Board of Directors from the inception of the corporation in 1945 to the date of his retirement from the Board of Directors in 2001. Mr. Kaman's appointment as Chairman Emeritus shall endure for the duration of his life during which he shall have the right to attend and observe all meetings of the Board of Directors.

                                  ARTICLE IV
                                    Officers

         1. GENERAL: The Board of Directors shall elect a Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary, and may from time to time appoint such other officers as the Board, deems expedient. Any two or more offices may be held by the same person. The duties of officers of the corporation shall be such as are prescribed by these by-laws and as may be prescribed by the Board.

         2. CHAIRMAN. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders and, unless the Board otherwise determines, he or she shall be the chief executive officer of the corporation. As Chief Executive Officer, he or she shall have general control and management of the corporation's business and affairs, subject to the direction of the Board of Directors. The Chairman shall consult with and advise the President concerning the operations of the corporation. The Chairman shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors.

         3. PRESIDENT. The President shall perform all duties incident to the office of President and shall have full authority and responsibility for the operation of the business of the corporation, subject to the direction of the Board of Directors and the Chief Executive Officer. In the event of the absence or disability of the Chairman, the President shall perform the duties and have the power of the Chairman. The President shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

         4. VICE PRESIDENT. Any Vice President shall have the powers and perform such duties as may be assigned to him or her or by the Board of Directors or the Chief Executive Officer.

         5. SECRETARY. The Secretary shall keep a record of the minutes of the proceedings of all meetings of stockholders and directors and shall issue all notices required by law or by these by-laws, and he or she shall discharge all other duties required of such officer by law or designated from time to time by the Board of Directors or by the Chief Executive Officer or as are incident to the office of Secretary. The Secretary shall have the custody of the seal of this corporation and all books, records and papers of this corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

         6. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, keep full and accurate accounts of receipts and disbursements and books belonging to the corporation, deposit all moneys and valuable effects in the name and to the credit of the corporation in depositories approved by the Board of Directors, and, in general, perform such other duties as may from time to time be assigned to him or her by the Board of Directors or by the Chief Executive Officer or as are incident to the office of Treasurer.

         7. TERM OF OFFICE. Each of such officers shall serve for the term of one year and until his or her successor is duly appointed and qualified, but any officer may be removed by the Board of Directors at any time with or without cause and with or without notice or hearing. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.

         8. COMPENSATION. The compensation of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board.

                                   ARTICLE V
                          Issue and Transfer of Stock

         1. CERTIFICATES. Certificates of stock shall be in form authorized or adopted by the Board of Directors and shall be consecutively numbered, provided that each certificate shall set forth upon its face as at the time of issue: the name of this corporation, a statement that this corporation is organized under the laws of the State of Connecticut, the name of the person to whom issued, the number of shares represented thereby and the par value of each such share; and provided that each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the corporation. Any such signature may be affixed manually or in facsimile.

         2. TRANSFER. The stock of the corporation shall be transferred only upon the books of the corporation either by the stockholder in person, or by power of attorney executed by the stockholder for that purpose, upon the surrender for cancellation of the old stock certificate. Prior to due presentment for registration of transfer of a security, the corporation shall treat the registered owner of a security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all the rights and powers of the shares represented by such security.

The form of transfer shall be as follows:

For value received________________________hereby sell, assign and transfer unto ____________ ______shares of the capital stock represented by the within certificate and do hereby irrevocably constitute and appoint _______________to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated_________________, 2__.

In the presence
of:________________________________________________________________
New certificates shall thereupon be issued to the purchaser or assignee.

                                  ARTICLE VI
                                      Seal

         1. The seal of the corporation shall have inscribed thereon the name of the corporation, the word "Seal" and the word "Connecticut", and shall be in the custody of the Secretary.

                                  ARTICLE VII
                                  Fiscal Year

         1. The fiscal year of the corporation shall commence on January 1.

                                 ARTICLE VIII
                                   Amendments

         1. These by-laws may be adopted, amended or repealed at any validly called and convened meeting of the Board of Directors by the affirmative vote of Directors holding a majority of the number of directorships at the time or by the unanimous written consent of the Board of Directors as provided in
Article III, Section 8 of these by-laws. Any notice of a meeting of the Board of Directors at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action.